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                                                                   EXHIBIT 99.1

                        REVOCABLE APPOINTMENT OF PROXY

                              ROWAN BANCORP, INC.
                             200 North Main Street
                       China Grove, North Carolina 28023

                        Annual Meeting of Shareholders
                                       , 2002

             Appointment of Proxy Solicited by Board of Directors

   The undersigned hereby appoints Janet D. Abernethy, Bruce D. Jones and Eric
E. Rhodes, or any of them, with full powers of substitution, to act as attorneys and proxies to vote all shares of common stock of Rowan Bancorp, Inc.
(the "Company") held of record by the undersigned on       , 2002, at the
Annual Meeting of Shareholders to be held at the office of Rowan Savings Bank
SSB, Inc., 200 North Main Street, China Grove, North Carolina, on       , 2002,
at              .M., and at any adjournments thereof, as follows:

1. Approval of the Plan of Merger dated February 11, 2002 by and between Rowan Bancorp, Inc. and FNB Corp. and the transactions contemplated thereby.

   [_]  FOR          [_]  AGAINST        [_]  ABSTAIN

2. Election of directors of the Company for three-year terms:

   [_] FOR all nominees listed below (except as indicated otherwise below)

   [_]  WITHHOLD AUTHORITY to vote for all nominees listed below

                               Claude M. Colvard
                               Dr. David L. King
                               Dr. W.E. Whicker

Instruction: To withhold your vote for one or more nominees, write the name(s)
             of such nominee(s) on the line below.

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3. Ratification of appointment of KPMG LLP as independent public accountants for the Company for fiscal 2002:

[_]  FOR          [_]  AGAINST        [_]  ABSTAIN

4. Transaction of any other business that may properly come before the meeting.

The Board of Directors recommends a vote "FOR" each of the listed proposals.

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THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE
GIVEN, THIS APPOINTMENT OF PROXY WILL BE VOTED FOR PROPOSALS 1 AND 3, AND, IN THE ELECTION OF DIRECTORS, BY CASTING AN EQUAL NUMBER OF VOTES FOR EACH NOMINEE LISTED UNDER PROPOSAL 2. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY NOMINEE LISTED UNDER PROPOSAL 2 HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXIES HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE.

   This appointment of proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking it or a duly executed appointment of proxy bearing a subsequent date or by attending the Annual Meeting and voting in person.

   The undersigned acknowledges receipt from the Company, prior to the execution of this appointment of proxy, of the Notice of Annual Meeting, a
Proxy Statement dated       , 2002, and the 2002 Annual Report to Shareholders.

                                          Dated: _____________, 2002


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                                          Signature


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                                          Signature if held jointly

   Please date and sign your name exactly as your name appears on this appointment of proxy. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by the president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS APPOINTMENT OF PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.